Exhibit 99.1

PRESS RELEASE

Contact:
Lee Bendekgey	Danielle Bertrand
SVP, CFO and General Counsel	WeissComm Partners
Nuvelo	415-946-1056
650-517-8358	dbertrand@wcpglobal.com
lbendekgey@nuvelo.com

NUVELO RECEIVES NASDAQ NOTIFICATION

SAN CARLOS, Calif., May 2, 2008 — Nuvelo, Inc. (Nasdaq: NUVO) today announced that it received a staff deficiency letter from the Nasdaq Stock Market on May 1, 2008 indicating that, for the last 30 consecutive business days, the bid price of Nuvelo’s common stock has closed below the minimum $1.00 per share requirement for continued listing under Marketplace Rule 4450(a)(5).

The letter stated that under Marketplace Rule 4450(e)(2), Nuvelo will be provided with 180 calendar days, or until October 28, 2008, to regain compliance with Marketplace Rule 4450(a)(5). To regain compliance, the bid price of Nuvelo’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days, anytime before October 28, 2008.

If Nuvelo does not regain compliance with Marketplace Rule 4450(a)(5) by October 28, 2008, but meets The Nasdaq Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement, it may apply to transfer the listing of its securities to this market and, if accepted, be provided with an additional 180 calendar day compliance period to demonstrate compliance. If Nuvelo is not eligible for an additional compliance period at that time, Nasdaq Staff will provide written notification that Nuvelo securities will be delisted. Upon such notice, Nuvelo may appeal the Nasdaq Staff’s Determination to the Nasdaq Listing Qualifications Panel. There can be no assurance that, if Nuvelo does appeal the Nasdaq Staff’s Determination, that such appeal would be successful.

About Nuvelo

Nuvelo, Inc. is dedicated to improving the lives of patients through the discovery, development and commercialization of novel drugs for acute cardiovascular disease, cancer and other debilitating medical conditions. Nuvelo’s development pipeline includes NU172, a direct thrombin inhibitor in Phase 1 development for use as a potential short-acting anticoagulant during medical or surgical procedures; and preclinical candidate NU206, a Wnt pathway modulator for the potential treatment of chemotherapy/radiation therapy-induced mucositis and inflammatory bowel disease. In addition, Nuvelo is pursuing research programs in leukemia and lymphoma therapeutic antibodies and Wnt signaling pathway therapeutics to further expand its pipeline and create additional partnering and licensing opportunities.

Information about Nuvelo is available at our website at http://www.nuvelo.com or by phoning 650-517-8000.

201 Industrial Road, San Carlos, CA 94070    tel: 650/517-8000    fax: 650/517-8001    www.nuvelo.com

This press release contains “forward-looking statements,” which include statements regarding Nuvelo’s compliance with Nasdaq listing requirements, potential proceedings to delist Nuvelo common stock from Nasdaq and the potential benefits that patients may experience from the use of our clinical stage compounds, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery and the regulatory approval process; clinical development processes; enrollment rates for patients in our clinical trials; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; stock market conditions; the impact of competitive products and technological changes; and uncertainties relating to our ability to obtain funding. These and other factors are identified and described in more detail in Nuvelo’s filings with the SEC, including without limitation Nuvelo’s annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. We disclaim any intent or obligation to update these forward-looking statements.

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201 Industrial Road, San Carlos, CA 94070    tel: 650/517-8000    fax: 650/517-8001    www.nuvelo.com